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                                                                     Exhibit 4.1



                         FIRST AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT (this "Amendment") dated as of December 27, 2002 is to the Amended and Restated Credit Agreement dated as of February 19, 2002 (the "Credit Agreement") among MARSH SUPERMARKETS, INC. (the "Company") and MARSH SUPERMARKETS, LLC ("Marsh, LLC" and, collectively with the Company, the "Borrowers"), THE PROVIDENT BANK, as Agent (in such capacity, the "Agent") and Arranger, LASALLE BANK NATIONAL ASSOCIATION, as documentation agent, and various financial institutions (the "Lenders"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

         WHEREAS, the parties hereto have entered into the Credit Agreement which provides for the Lenders to make Loans to the Borrowers from time to time; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects, as hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

        SECTION 1. AMENDMENTS.

        Effective on the date of the effectiveness of this Amendment pursuant to
Section 3 below, the Credit Agreement shall be amended as set forth in this
Section 1.

                1.1. Amendments to Definitions.

                        The definition of "Permitted Note Purchases" in Section
                        1.1 is amended in its entirety to read as follows:

                        "PERMITTED NOTE PURCHASES" means purchases of Convertible Subordinated Notes or up to $15 million in aggregate principal amount of Senior Subordinated Notes meeting all the following requirements:

                        (a) no Default or Unmatured Default shall have occurred and be continuing or would result from such purchase or the incurrence of any Indebtedness in connection therewith;

                        (b) the purchase shall be consummated in an open market or privately negotiated transaction pursuant to terms (including price), conditions and documentation satisfactory to the Agent; and

                        (c) the purchase shall be consummated in compliance with any documents governing any Subordinated Debt and with all applicable laws, rules and regulations.

                1.2. Amendment to Use of Proceeds Covenant.

                        Section 7.2(J) is amended in its entirety to read as follows:



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                                (J) Use of Proceeds. The Borrowers shall use the
                        proceeds of the Revolving Loans to (i) repay existing Indebtedness, (ii) provide funds for the additional working capital needs and other general corporate purposes of the Borrowers, (iii) provide funds for the payment of fees and expenses incurred in connection with the negotiation and documentation of this Agreement and the Loan Documents (iv) to finance Permitted
                        Acquisitions and (v) to provide funds for Capital Expenditures. The Borrowers shall use the proceeds of the Debt Purchase Facility Loans to make Permitted Note Purchases of Convertible Subordinated Notes. The Borrowers will not, nor will it permit any of their respective Subsidiaries to, use any of the proceeds of the Loans to purchase or carry any Margin Stock or to make any Acquisition, other than a Permitted Acquisition pursuant to Section 7.3(G).

        SECTION 2. REPRESENTATIONS AND WARRANTIES.

        The Borrowers represent and warrant to the Agent and the Lenders (a) as to the matters set forth in Section 5.2(i) and (ii) of the Credit Agreement, as amended hereby (as so amended, the "Amended Credit Agreement"), as if the representations and warranties set forth therein were made on the date hereof,
(b) that the execution and delivery by the Borrowers of this Amendment, and the performance by the Borrowers of their obligations under the Amended Credit Agreement, (i) are within the powers of the Borrowers, (ii) have been duly authorized by proper organizational actions and proceedings, and such approvals have not been rescinded and no other actions or proceedings on the part of the Borrowers are necessary to consummate such transaction, (iii) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, or if not made, obtained or given individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (iv) do not and will not conflict with any Requirement of Law or Contractual Obligation, except such that could not reasonably be expected to have a Material Adverse Effect, or with the certificate or articles of incorporation and by-laws or the operating agreement of the Borrowers or any Subsidiary, and (c) that the Amended Credit Agreement is the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting the enforcement of creditors' rights generally).

        SECTION 3. EFFECTIVENESS.

        The amendments set forth in Section 1 above shall become effective on the date when the Agent shall have received the following:

                3.1. First Amendment.

                        Counterparts of this Amendment signed by the Borrowers and the Required Lenders.

                3.2. Corporate Documents.

                        A certificate of the Secretary or an Assistant Secretary of the Borrowers as to (a) resolutions of the Board of Directors or limited liability company action, as appropriate, of such entity authorizing the execution and delivery of this Amendment and the other documents contemplated hereby to which such entity is a party, (b) the incumbency and signatures of the officers of such entity which are to sign the documents referred to in clause (a) above and (c) a certificate of



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                        existence certificate issued by the Indiana Secretary of
                        State with respect to each Borrower.

SECTION 4. MISCELLANEOUS.

        4.1. Continuing Effectiveness, etc.

                The Amended Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the effectiveness hereof, all references in the Credit Agreement and each other Loan Document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

        4.2. Counterparts.

                This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

        4.3. Expenses.

                The Borrowers agree to pay the reasonable costs and expenses of the Agent (including reasonable attorneys' fees and charges) in connection with the negotiation, preparation, execution and delivery of this Amendment and the other documents contemplated hereby.

        4.4. Governing Law.

                This Amendment shall be a contract made under and governed by the internal laws of the State of Indiana.

        4.5. Successors and Assigns.

                This Amendment shall be binding upon the Borrowers, the Lenders and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Agent and their respective successors and assigns, as permitted by the provisions of the Amended Credit Agreement.


                            [Signature page follows]


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        Delivered at Indianapolis, Indiana, as of the day and year first above written.

                                   MARSH SUPERMARKETS, INC.

                                   By:    /s/ Douglas W. Dougherty
                                          --------------------------------------
                                          Douglas W. Dougherty
                                   Title: Senior Vice President, Chief Financial
                                          Officer and Treasurer


                                   MARSH SUPERMARKETS, LLC

                                   By:    /s/ Douglas W. Dougherty
                                          --------------------------------------
                                          Douglas W. Dougherty
                                   Title: Senior Vice President, Chief Financial
                                          Officer and Treasurer


                                   THE PROVIDENT BANK
                                     as Agent and Arranger and as a Lender


                                   By:    /s/ Scott J. Brown
                                          --------------------------------------
                                          Scott J. Brown
                                   Title: Senior Vice President

                                   LASALLE BANK NATIONAL ASSOCIATION
                                     as documentation agent and as a Lender


                                   By:  /s/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   FIRST MERCHANTS BANK, N.A.
                                     as a Lender

                                   By:  /s/
                                        ----------------------------------------
                                        Name:
                                        Title:



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                                   UNION PLANTERS BANK, NATIONAL ASSOCIATION
                                     as a Lender

                                   By:  /s/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   OLD NATIONAL BANK, N.A.
                                     as a Lender

                                   By:  /s/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   FIFTH THIRD BANK
                                     as a Lender

                                   By:  /s/
                                        ----------------------------------------
                                        Name:
                                        Title:


                                   UNION FEDERAL BANK
                                     as a Lender

                                   By:  /s/
                                        ----------------------------------------
                                        Name:
                                        Title: